EXHIBIT (4)

                         GRIFFIN GAMING & ENTERTAINMENT, INC.
                                1994 Stock Option Plan
                             (as amended on May 10, 1996)

          1.   Purpose

               Griffin Gaming & Entertainment, Inc. ("GGE"), a Delaware corporation formerly known as Resorts International, Inc., by means of this Stock Option Plan (the "Plan"), desires to afford certain of its directors, officers, key employees, consultants and others providing services to GGE, and the directors, officers and key employees of, and consultants and others providing services to, any subsidiary thereof now existing or hereafter formed or acquired, an opportunity to acquire a proprietary interest in GGE, and thus to create in such persons an increased interest in and a greater concern for the welfare of GGE and any subsidiary. As used in the Plan, the term "subsidiary" shall mean any entity in which GGE, directly or indirectly, owns a controlling interest.

               The stock options described in Sections 6, 7 and 8 (the "Options"), and the shares of common stock, $.01 par value per share, of GGE (the "Common Stock") acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

               The Options granted under Section 6 are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as a m e nded (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but GGE makes no warranty as to the qualification of any Option as an Incentive Option.

          2.   Administration

               The Plan shall be administered by the Option Committee, or any successor thereto, of the Board of Directors of GGE or by s u c h other committee as determined by the Board (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors of GGE, each of whom shall qualify as a "disinterested person" to administer the Plan within the meaning of Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each of whom shall qualify as an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall administer the Plan so as to conform at all times with the provisions of Section 16(b) of the Exchange Act and Rule 16b-3 promulgated thereunder. A majority of the C o mmittee shall constitute a quorum, and subject to the provisions of Section 5 the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved unanimously in writing by the




          Committee, shall be the acts of the Committee.

               The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ attorneys, consultants, accountants, or other persons and the Committee, GGE and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such p e rsons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received grants under the Plan, GGE and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be f u l ly protected by GGE in respect of any such action, determination or interpretation.

          3.   Shares Available

               Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed 966,685 shares. If, for any reason, any shares as to which Options have been granted cease to be subject t o purchase thereunder, including without limitation the expiration of such Options, the termination of such Options prior to exercise or the forfeiture of such Options, such shares thereafter shall be available for grants to such individual or other individuals under the Plan unless such shares, if so made available, would not be exempt under Section 16(b) of the Exchange Act pursuant to Rule 16b-3. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of Common Stock or issued shares of such Common Stock held in GGE's treasury or both, at the discretion of GGE.

          4.   Eligibility and Bases of Participation

               Grants under the Plan (i) may be made, pursuant to Section 6, to key employees and officers of GGE or any subsidiary thereof who are regularly employed on a salaried basis by GGE or any subsidiary thereof and who are so employed on the date of such grant (the "Officer and Key Employee Participants"), (ii) may be made, pursuant to Section 6, to directors of GGE, other than Committee Participants (as defined below), who are not employees and who are retained in such capacity on the date of such grant (the "Director Participants"), (iii) may be made, pursuant to
          Section 7, to individuals who serve on the Committee or have been named to serve on the Committee in the future (the "Committee Participants"), and (iv) may be made, pursuant to Section 8, to directors of any




          subsidiary of GGE and to consultants and others providing services to GGE or any subsidiary thereof (the "Subsidiary and Consultant Participants").

               The Officer and Key Employee Participants and the Director P a r ticipants collectively are referred to as the "Grant Participants".

          5.   Authority of Committee

               Subject to and not inconsistent with the express provisions of the Plan and the Code, the Committee shall have plenary authority, in its sole discretion, to:

               a. other than with respect to Committee Participants, determine the persons to whom Options shall be granted, the time when such Options shall be granted, the number of Options, the purchase price or exercise price of each Option, the restrictions to be applicable to Options and the other terms and provisions thereof (which need not be identical);

               b. p r ovide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by GGE of the commissions, fees and charges of the broker-dealer;

               c. establish procedures for an optionee to pay the exercise price of an Option in whole or in part by delivering that number of shares owned by such optionee or by withholding from the shares otherwise issuable upon the exercise of the Option that number of shares having a Fair Market Value on the date preceding the date of exercise which shall equal the Option exercise price for the number of shares of Common Stock as to which the optionee desires to exercise the Option;

               d. establish procedures for the collection of any taxes required by any government to be withheld or otherwise deducted and paid by GGE or any subsidiary in respect of the issuance or disposition of Common Stock acquired p u r suant to the exercise of an Option granted hereunder, which procedures may include payment in whole or in part through the delivery of shares of Common Stock owned by the optionee or withholding from the shares otherwise issuable upon exercise of the Option, valued on the basis of the Fair Market Value on the date preceding such exercise;







               e. p r e scribe, amend, modify and rescind rules and regulations relating to the Plan;

               f. make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business; and

               g. establish any procedures determined to be appropriate in discharging its responsibilities under the Plan.

          6.   Stock Options for Grant Participants

               The Committee shall have the authority, in its sole discretion, to grant Incentive Options or Non-Qualified Options or both Incentive Options and Non-Qualified Options to Grant Participants (any such Options, the "Participant Options") during the period beginning on May 3, 1994 (the "Effective Date") and ending May 3, 2004 (the "Termination Date"). Notwithstanding anything contained herein to the contrary, Incentive Options may be granted only to Officer and Key Employee Participants. As a condition to the granting of any Participant Option, the C o m m ittee shall require that the person receiving such Participant Option agree not to sell or otherwise dispose of such Participant Option, any Common Stock acquired pursuant to such Participant Option or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six months following the later of (A) the date of the grant of such Participant Option or (B) the date when the exercise price of such Participant Option is fixed if such exercise price is not fixed at the date of grant of such Participant Option. The terms and conditions of the Participant Options shall be determined from time to time by the Committee; provided, however, that the Participant Options granted under the Plan shall be subject to the following:

               a. Exercise Price. The exercise price for each share of Common Stock purchasable under any Participant Option g r a nted hereunder shall be such amount as the Committee, in its best judgment, shall determine to be not less than 100% of the Fair Market Value per share a t the date the Participant Option is granted; provided, however, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of capital stock of GGE, or of any subsidiary of GGE, having more than 10% of the total combined voting power of all classes of shares of capital stock of GGE or of such subsidiary, the exercise price for each share shall be not less than 110% of the Fair Market Value per share (as determined by the Committee) at the date the Incentive Option is granted. In determining the stock ownership of a person for purposes of this Section 6, the





                    rules of Section 424(d) of the Code shall be applied and the Committee may rely on representations of fact made to it by such person and believed by it to be true. The exercise price of the Participant Options will be subject to adjustment in accordance with the provisions of Section 10.

               b. Payment. The exercise price per share of Common Stock with respect to each Participant Option shall be p a y able at the time the Participant Option is exercised. Such price shall be payable in cash, which may be paid by wire transfer in immediately available funds, by check, by a commitment by a broker-dealer to pay to GGE that portion of any sale proceeds receivable by the optionee upon exercise of a Participant Option or by any other instrument acceptable to GGE or, in the discretion of the Committee, by delivery to GGE of shares of Common Stock or by any other method permitted pursuant to Section 5. Shares delivered to or withheld by GGE in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Participant Option.

               c. Limit On Annual Option Grants. No Officer and Key Employee Participant may be granted in any fiscal year P a r ticipant Options under the Plan cumulatively exercisable for more than 100,000 shares of Common Stock.

               d. Continuation of Employment. Notwithstanding anything else contained herein, each Option granted to an Officer and Key Employee Participant by its terms shall require the optionee to remain in the continuous employ of GGE or any subsidiary thereof for at least six months (or three months in case of an Incentive Option or such other time period as may apply pursuant to
                    Section 6.f. or 6.g.) from the date of grant of the Option, before the right to exercise any part of the Option will accrue.

               e.   Exercisability of Participant Options.  Subject to this
                    Section 6 and Section 9, each Participant Option shall vest and become exercisable on the dates and in the amounts set forth in the particular stock option agreement between GGE and the optionee, provided, however, that a Participant Option shall expire not later than ten years from the date such Option is granted; and provided, further, however, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of capital stock of GGE, or of any subsidiary of GGE, having more than 10% of the total combined voting power of all classes of shares of capital stock of GGE or of such




                    subsidiary,  such  Incentive  Option  shall  expire not
                    later than five years from the date such Incentive Option is granted. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may b e purchased at any time thereafter until the expiration or termination of the Participant Option.

               f. Death. In the event of the death of an optionee, all Participant Options held by such optionee on the date of such death shall vest in full and become immediately exercisable. Upon such death, the legal representative of such optionee, or such person who acquired such Participant Options by bequest or inheritance or by reason of the death of the optionee, shall have the right for one year after the date of death (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock subject thereto.

               g. Disability. If the employment of an optionee is terminated because of Disability (as defined in Section
                    12), all Participant Options held by such optionee on the date of such termination shall vest in full and become immediately exercisable. Such optionee shall have the right for one year after the date of such t e r m i nation (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock subject thereto.

               h. Retirement. In the event the employment of an Officer and Key Employee Participant is terminated by reason of the Retirement (as defined in Section 12) of the optionee, all Participant Options held by such optionee on the date of such termination shall vest in full and become immediately exercisable. Such optionee shall have the right for three months after the date of such t e r m i nation (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock subject thereto, except that if such optionee at the time of Retirement serves as a director of GGE such options shall remain exercisable as provided in Section 6.j. The Committee, in its discretion, shall determine whether an optionee's employment was terminated by reason of Retirement and whether such optionee is entitled to the treatment afforded by this subsection h.

               i Other Termination or For Cause. If the employment of an




                    Officer and Key Employee Participant is terminated for any reason other than those specified in subsections f., g. and h. of this Section 6, such optionee shall have the right for three months after the date of such t e r m i nation (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock which such optionee was entitled to purchase immediately prior to the time of such termination, except that if such optionee at the time of such termination serves as a director of GGE such options shall remain exercisable as provided in Section 6.j and if such optionee's employment was terminated by GGE or any subsidiary for good cause, such optionee immediately shall forfeit all rights under his or her Participant Options except as to the shares of Common Stock already purchased. For the purposes of the Plan, the term "for good cause" shall mean: (a) with respect to an optionee who is a party to a written employment agreement with GGE or any subsidiary which contains a definition of "for good cause" or "for cause" (or words of like import) for purposes of termination of employment thereunder by GGE or any subsidiary thereof, "for good cause" or "for cause" as defined therein; or (b) in all other cases as determined, in its sole discretion, by the Committee or the Board of Directors: (i) the wanton or willful commission by an optionee of an act, or the wanton or willful omission or failure to act, that causes substantial damage (by reason, without limitation, of financial exposure or loss or damage to reputation or goodwill) to GGE or any subsidiary; (ii) the commission by the optionee of an act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion in the performance of such optionee's duties on behalf of GGE or any subsidiary; (iii) conviction of the optionee for commission of a felony; or (iv) the continuing failure of an optionee to perform the
                    material   duties  of  such  optionee  to  GGE  or  any
                    subsidiary.

               j. Cessation of Directorship. In the event a Grant Participant shall cease to be a director of GGE, such optionee shall have the right for one year after the date of such cessation (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock subject thereto.

               k. Maximum Exercise. To the extent the aggregate Fair Market Value of Common Stock (determined at the time of the grant) with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year under all plans of GGE or any subsidiary,




                    exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time, the excess thereof shall be treated as Non-Qualified Options and not as Incentive Options.

          7.   Stock Option Grants to Committee Participants

               During the term of the Plan, on the date that a director of GGE commences service on the Committee (which in the case of the initial members of the Committee shall be deemed to be at least twenty trading days following the Effective Date), such Committee Participant automatically shall be granted a Non-Qualified Option to purchase 2,000 shares of Common Stock, which Non-Qualified Option except as otherwise provided in this Section 7 or Section 9 shall be exercisable upon grant as to 50% of the shares covered thereby and shall be exercisable as to the remaining 50% of the shares covered thereby on the first anniversary of being granted. During the term of the Plan on the third business day following the date of any annual meeting of the holders of the Common Stock at which directors are elected, each person who on such day is a Committee Participant automatically shall be granted a Non-Qualified Option to purchase 1,000 shares of Common Stock, which Non-Qualified Option, except as otherwise provided in this
          Section 7 or Section 9, shall be fully exercisable upon grant as to all of the shares covered thereby. A Non-Qualified Option granted to a Committee Participant pursuant to this Section 7 is referred to as a "Committee Option". If, on any date upon which Committee Options are to be granted hereunder, the number of shares of Common Stock remaining available for issuance under the Plan is insufficient for the grant of the total number of C o mmittee Options to all Committee Participants otherwise entitled thereto pursuant to this Section 7, each Committee Participant shall receive Committee Options to purchase a proportionate number of the available number of shares remaining (rounded down to the greatest number of whole shares of Common Stock available). As a condition to the granting of any Committee Option, the person receiving such Committee Option shall agree not to sell or otherwise dispose of such Committee Option, any Common Stock acquired pursuant to such Committee Option or any other "derivative security" (as defined in Rule 16a-1(c) under the Exchange Act) for a period of six months following the later of (A) the date of the grant of such Committee Option or (B) the date when the exercise price of such Committee Option is fixed if such exercise price is not fixed at the date of grant of such Option. The terms and conditions of the Committee Options shall be as follows:

               a. Option Price. The exercise price of each share of Common Stock purchasable under any Committee Options shall be such amount as the Committee, in its best judgment, shall determine to be 100% of the Fair Market Value per share at the date the Committee Option is granted.






               b. Payment. The exercise price per share of Common Stock w i t h respect to each Committee Option and any withholding tax due in connection with such exercise may be paid by any of the methods described under Sections 6.b. and 5.d., respectively, unless GGE at the time is prohibited from purchasing or acquiring shares of its Common Stock.

               c. E x ercisability. Notwithstanding anything to the contrary in the Plan, no Committee Option shall be exercisable after the earlier of (i) the expiration of ten years from the date such Committee Option is g r anted and (ii) one year after such Committee Participant ceases for any reason to be a director of GGE. The right to purchase shares under any Committee Option shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Committee Option.

               d. Death. In the event of the death of any Committee P a rticipant, all Committee Options held by such Committee Participant on the date of death shall vest in full and become immediately exercisable. Upon such death, the estate of the Committee Participant shall have the right for one year after the date of death
                    (but not after the expiration or termination of such C o m m ittee Options), to exercise such Committee Participant's Committee Options with respect to all or any part of the shares of Common Stock subject thereto.

               e. Amendment. The provisions of this Section 7 shall not be amended more than one time in any six month period, other than to comport with the amendments to the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

          8.   Stock Options for Subsidiary and Consultant Participants

               The Committee shall have the authority, in its sole discretion, to grant Non-Qualified Options to Subsidiary and Consultant Participants (any such options, the "S&C Options") during the period beginning on the Effective Date and ending on the Termination Date. As a condition to the granting of any S&C Option, the Committee shall require that the person receiving such S&C Option agree not to sell or otherwise dispose of such S&C Option, any Common Stock acquired pursuant to such S&C Option or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six months following the later of (A) the date of the grant of such S&C Option or (B) the date when the exercise price of such S&C Option is fixed if such exercise price is not fixed at the date of grant of such S&C Option. The terms and conditions of the S&C Options shall be determined from






          time to time by the Committee.

          9.   Change of Control

               Notwithstanding any provision herein to the contrary, upon the occurrence of an event constituting a Change of Control (as defined in Section 12), all Options granted under the Plan immediately shall become fully exercisable.

          10.  Adjustment of Shares

               In the event the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of GGE or another corporation by reason of any consolidation, m e r g e r , combination, liquidation, reorganization, r e c a pitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of GGE, the number or kind of shares or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee at the time of such event, provided that each optionee's position with respect to the Option and the per share price or value thereof, as a result of such adjustment, shall not be worse than it had been immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made that would render any Incentive Option other than an "incentive stock option" for purposes of
          Section 422 of the Code. In addition, in such event the Board of Directors of GGE shall appropriately adjust the number of shares of Common Stock for which Options may be granted under the Plan.

          11.  Miscellaneous Provisions

               a. Assignment or Transfer. No grant of any "derivative security" (as defined by Rule 16a-l(c) under the
                    Exchange Act) made under the Plan and no rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and distribution or, except as to Incentive Options, pursuant to a qualified domestic relations order as defined in the Code. During the lifetime of an optionee, Options granted hereunder shall be exercisable only by the optionee or the optionee's guardian or legal representative.

               b. Investment Representation. If a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock








                    issuable upon exercise of an Option is not in effect at the time such Option is exercised, GGE may require, for the sole purpose of complying with the Securities Act, that prior to delivering such Common Stock to the exercising optionee such optionee must deliver to the Secretary of GGE a written statement (i) representing that such Common Stock is being acquired for investment only and not with a view to the resale or distribution thereof; (ii) acknowledging that such Common Stock may not be sold unless registered for sale under the Securities Act or pursuant to an exemption from such registration and (iii) agreeing that the certificates representing such Common Stock shall bear a legend to the foregoing effect.

               c. Costs and Expenses. The costs and expenses of administering the Plan shall be borne by GGE and shall not be charged against any Option nor to any person receiving an Option.

               d. Funding of Plan. The Plan shall be unfunded. GGE shall not be required to make any segregation of assets to assure the satisfaction of any Option under the Plan.

               e. Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

               f. Effect on Employment. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Grant Participants except to the e x t ent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) GGE or any subsidiary to continue the employment of any Grant Participant or (ii) any Grant Participant to remain in the employ of GGE or any subsidiary.

               g. Termination or Suspension of the Plan. The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Section 13 of the Plan or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any Option granted






                    prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

               h.   Savings  Provision.  With respect to persons subject to
                    Section 16 of the Exchange Act, the transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void to the extent permitted by law.

               i. Governing Law. The Plan, such Options as may be granted hereunder and all related matters shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

               j.   Partial  Invalidity.    The invalidity or illegality of
                    any provision herein shall not be deemed to affect the validity of any other provision.

          12.  Definitions

               a. "Fair Market Value", as it relates to the Common Stock, shall mean the average of the high and low sale prices of such Common Stock on the date such determination is required herein, or if there were no sales on such date, the average closing bid and asked prices, as reported on the national securities exchange on which GGE's Common Stock is listed or in the absence of such listing on the Nasdaq National Market or if such Common Stock is not at the time listed on a national securities exchange or traded on the Nasdaq National Market, the value of such Common Stock on such date as determined in good faith by the Committee.

               b.   "Disability"  shall  have  the  meaning  set  forth  in
                    Section 22(c)(3) of the Code.

               c. "Change of Control" shall be deemed to have occurred if, subsequent to the Effective Date of this Plan, (A) any "person" (as such term is defined in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of either (x) a majority of the Common Stock or (y) securities of GGE representing a majority of the combined voting power of GGE's then outstanding voting securities, or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of GGE, at any time after the beginning of such period, for any reason, cease to constitute a majority of the Board of Directors of GGE unless the election of each new director was nominated or







                    ratified by at least two-thirds of the directors still in office who were directors at the beginning of such two year period; provided, however, that in the case of Director Participants and Committee Participants, the f a i lure of a Director Participant or Committee Participant nominated for re-election by management to be re-elected in a contested proxy contest also shall constitute a Change of Control as to such Director Participant or Committee Participant. For the purposes of the Plan, a Class B Triggering Event (as defined in GGE's Form S-4, Registration No. 33-50733, filed with the Securities and Exchange Commission) shall not constitute a Change of Control.

               d.   "Retirement"  shall  mean  the  date upon which a Grant
                    Participant, having attained an age of not less than 59-1/2 or such other age as may be determined by the Committee in its sole discretion, terminates his employment with GGE or any subsidiary, provided that such Grant Participant has been employed by GGE or any subsidiary.

          13.  Amendment of Plan

               The Board of Directors of GGE shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that no amendment shall be made without stockholder approval which shall (i) increase the total number of shares of the Common Stock of GGE which may be issued and sold pursuant to Options granted under the Plan (except for increases due to adjustments in accordance with Section 10), (ii) materially increase the benefits accruing to participants under the Plan, (iii) decrease the minimum exercise price in the case of an Incentive Option or
          (iv) materially modify the provisions of the Plan relating to eligibility with respect to Options. In no event may the Plan be a m e nded in any way that would retroactively impair the Committee's discretion. The Board of Directors shall be authorized to amend the Plan and the Options granted thereunder
          (A) to qualify such Options as "incentive stock options" within the meaning of Section 422 of the Code or (B) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act. No amendment, modification, suspension or termination of the Plan, without the consent of the holder thereof shall adversely alter or impair any Options previously granted under the Plan.

          14.  Effective Date

               The Plan shall become effective at 9:00 A.M., Atlantic City, New Jersey time, on the Effective Date, the Plan having been, and having been deemed to be, approved by a vote of the stockholders of GGE by written consent within 12 months before the Effective Date pursuant to section 6.6 of the Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code Proposed by Resorts







          International, Inc., GGRI, Inc., Resorts International Hotel, Inc., Resorts International Hotel Financing, Inc., and P.I. Resorts Limited, as modified, and confirmed by order, entered
          April 22, 1994, of the United States Bankruptcy Court for the District of Delaware. Subject to the preceding sentence and the right of the Board of Directors to terminate the Plan at any time pursuant to Section 13 hereof, the Plan shall remain in effect until the earlier of (i) the date that Options covering all shares of Common Stock issuable under the Plan have been granted or (ii) the Termination Date.














































